Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of California Steel Industries, Inc. of our report dated February 23, 2004 relating to the financial statements and financial statement schedules, which appears in the California Steel Industries, Inc’s. Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Los Angeles, California

May 4, 2004